Exhibit 5.1

8 May 2013
Matter No.: 706087 Doc Ref: 3101203.6 +1 345 814 7759 richard.fear@conyersdill.com

Central European Media Enterprises Ltd O’Hara House 3 Bermudiana Road Hamilton HM 08 Bermuda

Dear Sirs

Re:  Central European Media Enterprises Ltd (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on Form S-3 (Registration No. 333-181057) filed with the United States Securities and Exchange Commission (the “Commission”) and declared effective on 22 May 2012 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of the offer, issue and sale of an aggregate of 54,436,582 Class A Common Shares of par value US$0.08 each (the “Common Shares”) together with an additional 5,443,658 Class A Common Shares of par value US$0.08 each, subject to an over-allotment option granted to the underwriters by the Company.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 8 May 2013, resolutions passed at a meeting of the Company’s board of directors held on 11 April 2013 (the “Board Resolutions”), resolutions passed at a meeting of the Financing Committee appointed by the Company’s board of directors held on 25 April 2013 (the “Financing Committee Resolutions”), and resolutions passed at a meeting of the Pricing Committee appointed by the Company’s board of directors held on 28 April 2013 and 2 May 2013 (the “Pricing Committee Resolutions” and together with the Board Resolutions and the Financing Committee Resolutions, the “Resolutions”), each certified by the Secretary of the Company on 8 May 2013, a certificate signed by American Stock Transfer & Trust Company, LLC, as transfer agent and registrar of the Company, dated 8 May 2013 (the “Registrar’s Certificate”), a cross receipt between the Company and JP Morgan Securities LLC, as representative of the several  underwriters, dated 8 May 2013 (the “Cross Receipt”), a certificate of compliance dated 6 May 2013 issued by the Registrar of Companies and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us including the Registrar’s Certificate and the Cross Receipt; (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; and (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.  This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.  This opinion is issued solely for the purposes of the filing the Registration Statement and the offering of the Common Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2
The Common Shares have been validly issued, fully paid and non-assessable (which term means when used in this opinion letter that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Company’s Form 8-K dated 8 May 2013 and deemed incorporated into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.   In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman (Cayman) Limited